UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	December 26, 2013
(Date of earliest event reported)	December 31, 2013

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04		Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On December 26, 2013, a notice was sent to plan participants of the ONEOK, Inc. 401(k) Plan and the ONEOK, Inc. Profit Sharing Plan (the Plans) by the Plans’ trustee and recordkeeper informing participants of certain trading restrictions, including restrictions on ONEOK, Inc. (ONEOK) common stock, in connection with the anticipated separation of ONEOK’s natural gas distribution business into a new publicly traded company called ONE Gas, Inc. The currently anticipated date of the separation is January 31, 2014. A blackout period is required to facilitate the adjustment of the ONEOK Stock Fund to reflect the separation under the Plans. The blackout period is expected to begin on January 30, 2014, and is expected to end during the week of February 2, 2014.

On December 31, 2013, ONEOK sent a notice to its directors and executive officers informing them of this blackout period. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR which prohibit trading in ONEOK securities by directors and executive officers during blackout periods.

A copy of the notice to directors and executive officers is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits

	(d)	Exhibits

Exhibit Number	Description

99.1		Notice to Directors and Executive Officers dated December 31, 2013.

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	December 31, 2013	By:	/s/ Derek S. Reiners
Derek S. Reiners Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	(d)	Notice to Directors and Executive Officers dated December 31, 2013.

4